UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2006 (March 6, 2006)

Winner Medical Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-16547	33-0215298
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
(Address of Principal Executive Offices)

(86-755) 28138888
Registrant’s Telephone Number, Including Area Code:

Las Vegas Resorts Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 3, 2006, NASDAQ informed Winner Medical Group Inc. (the “Company”) that the Company’s name change from “Las Vegas Resorts Corporation” to “Winner Medical Group Inc.” would become effective the open of business March 6, 2006. As a result of the name change, the Company’s trading symbol on the OTC Bulletin Board has changed to “WMDG.OB”.

The Board of the Directors of the Company authorized the amendment to the Company’s Articles of Incorporation to change its name to “Winner Medical Group Inc.” on December 29, 2005 (the “Amendment”). On the same date, a majority of stockholders approved the Amendment by written consent. The Company filed a definitive 14C Information Statement on January 10, 2006 and provided this Information Statement to the stockholders of record on December 19, 2005. The Amendment was filed with the Secretary of the State of the State of Nevada on February 13, 2006. Customary notification was provided to NASDAQ and it effected the name change and symbol change on March 6, 2006 at the open of business.

The Amendment has been reported under Item 5 “Other Information” in the Company’s quarterly report on Form 10-QSB for the period ended December 31, 2005 which was filed with the Securities and Exchange Commission on February 21, 2006.

The Company announced the aforementioned change of its name and symbol in the Press Release attached hereto, which was released on March 7, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

3.1	Certificate of Amendment filed on February 13, 2006.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: March 9, 2006

/s/ Jianquan Li
      Jianquan Li